UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, including in its Quarterly Report on Form 10-Q filed February 12, 2018 (the “Form 10-Q”), the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, the “Potential Plaintiffs”) manufactured by General Motors Corporation (“Old GM”) prior to the sale of substantially all the assets of Old GM to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, filed motions seeking authority from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), and/or are members of a putative class covered by those actions.

As previously disclosed, on April 25, 2018, the GUC Trust entered into an agreement (the “Settlement Agreement”) with certain of the Potential Plaintiffs to settle the Late Claims Motions and various related issues. The approval of the Bankruptcy Court is required for the Settlement Agreement to be effective. On May 3, 2018, the GUC Trust filed a motion with the Bankruptcy Court seeking approval of the Settlement Agreement. No hearing date has yet been scheduled for such motion.

The Settlement Agreement filed for approval with the Bankruptcy Court provides for the following: (a) upon entry of a Bankruptcy Court order approving procedures for notifying Potential Plaintiffs of the proposed settlement, the GUC Trust will pay the reasonable costs and expenses of providing such notice, up to a maximum of $6,000,000; (b) upon entry of a Bankruptcy Court order approving the settlement documented in the Settlement Agreement, the GUC Trust will pay $15,000,000 (the “Settlement Payment”) to a fund for the benefit of certain Potential Plaintiffs; (c) concurrently with the Settlement Payment, all Potential Plaintiffs will be deemed to irrevocably waive and release all present and future claims against the GUC Trust related to the issues underlying the Late Claims Motions; (d) the GUC Trust will seek entry of an order estimating the amount of Potential Plaintiffs’ claims (which may, depending on the amount of the Bankruptcy Court’s estimate, trigger the obligation of New GM to issue additional shares of its common stock (the “Adjustment Shares”)); (e) any and all Adjustment Shares issued as a result of the entry of a claims estimation order will be placed in a fund for the exclusive benefit of certain Potential Plaintiffs; and (f) concurrently with the making of the Settlement Payment, all holders of beneficial interest in the GUC Trust, as well as the defendants in the Term Loan Avoidance Action (as defined in the Form 10-Q), will be deemed to irrevocably waive and release any and all rights to the Adjustment Shares.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed, together with the motion seeking approval of the Settlement Agreement, as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Motion Seeking Approval and Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: May 4, 2018

	By:	/s/ David A. Vanaskey Jr.
		Name:	David A. Vanaskey Jr.
		Title:	Administrative Vice President of Wilmington Trust Company